EXHIBIT 99.3

BELLE OF ORLEANS, L.L.C.
d/b/a Amelia Belle Casino

Page
Belle of Orleans, L.L.C. d/b/a Amelia Belle Casino
Condensed Statement of Operations (Unaudited) for the Nine Months Ended September 30, 2008	2
Condensed Statement of Changes in Member’s Equity (Unaudited) for the Nine Months Ended September 30, 2008	3
Condensed Statement of Cash Flows (Unaudited) for the Nine Months Ended September 30, 2008	4
Notes to Condensed Financial Statements (Unaudited)	5

BELLE OF ORLEANS, L.L.C.
d/b/a AMELIA BELLE CASINO
CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands)

Nine Months Ended September 30, 2008
Operating Revenues:
Casino	$39,862
Food and beverage	2,540
Other	275
Less promotional allowances	(3,487)
Total net revenues	39,190

Operating Expenses;
Casino	6,937
Food and beverage	2,208
Marketing, advertising and casino promotions	2,936
Gaming taxes and licenses	8,525
Administrative and general	5,365
Impairment of related party receivables	2,729
Depreciation and amortization	3,561
Total operating expenses	32,261

INCOME FROM OPERATIONS	6,929

INTEREST INCOME	12

NET INCOME	$6,941

See accompanying notes to condensed financial statements (unaudited).

BELLE OF ORLEANS, L.L.C.
d/b/a AMELIA BELLE CASINO
CONDENSED STATEMENT OF CHANGES IN MEMBER’S EQUITY
NINE MONTHS ENDED SEPTMEBER 30, 2008
(in thousands)

COMMON MEMBER’S EQUITY

BALANCE, JANUARY 1, 2008	$56,480
Net income	6,941
Member distributions	-
BALANCE, SEPTEMBER 30, 2008	$63,421

See accompanying notes to condensed financial statements (unaudited).

BELLE OF ORLEANS, L.L.C.
d/b/a AMELIA BELLE CASINO
CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)
(in thousands)

Nine Months Ended September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,941
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	3,561
Terminated project costs	254
Impairment of related party receivables	2,729
Insurance proceeds for property damage	(6,939)
Changes in operating assets and liabilities:
Receivables	5
Inventories, prepaid expenses and other assets	(560)
Accounts payable	(1,453)
Accrued expenses and other liabilities	10,740
Related party receivables and payables, net	(18,444)
Net cash flows from operating activities	(3,166)

CASH FLOWS FROM INVESTING ACTIVITIES:
Changes in insurance receivable for property damage	6,939
Additions to property and equipment	(882)
Net cash flows from investing activities	6,057

NET DECREASE IN CASH AND CASH EQUIVALENTS	2,891

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,358

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,249

See accompanying notes to condensed financial statements (unaudited).

BELLE OF ORLEANS, L.L.C.
d/b/a AMELIA BELLE CASINO

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1. Organization and Basis of Presentation

Belle of Orleans, L.L.C. (the “Company”) was acquired by Columbia Properties New Orleans, LLC (CPNO) on June 8, 2005. CPNO is a wholly owned subsidiary of Wimar Tahoe Corporation (WTC) (fka Tropicana Casinos and Resorts, Inc.).  WTC is CPNO’s sole member.  The Company owns and operates the Amelia Belle Casino, a riverboat casino in Amelia, Louisiana. Columbia Sussex Corporation (CSC), a company controlled by the sole shareholder of WTC, provides various services to the Company (see Note 4).

In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring entries unless otherwise disclosed, necessary to present fairly the financial information of the Company for the interim periods presented and have been prepared in accordance with accounting principles generally accepted in the United States of America. The interim results reflected in the financial statements are not necessarily indicative of results expected for the full year or other periods.

The financial statements herein should be read in conjunction with the accompanying audited financial statements and notes to the financial statements for the year ended December 31, 2007.  Accordingly, footnote disclosure that would substantially duplicate the disclosure in the audited financial statements has been omitted in the accompanying unaudited financial statements.

2. Summary of Significant Accounting Policies

Intangible Assets – The Company’s gaming license requires renewal every five years in the State of Louisiana. Renewal costs are deferred and amortized over the five year renewal period.  The Company’s renewal experience is that renewals will be granted except under extraordinary circumstances.

Casino Promotional Allowances - Casino promotional allowances consist of the retail value of complimentary food and beverages and entertainment provided to casino patrons. Also included is the value of the coupons redeemed for cash at the property. The estimated cost of providing such complimentary services (substantially all of which is classified as casino expenses) total $2.1 million for the nine months ended September 30, 2008.  Promotional allowances also include "cash back" awards (cash coupons, rebates or refunds) which total $1.4 million for the nine months ended September 30, 2008.

Insurance Program - The Company’s insurance program for medical, general liability, workers compensation and property is provided through CSC and WTC.  CSC allocates to the Company the cost of third party insurance coverage and WTC allocates an estimated cost of the self-insured portion of the coverage (up to $1.0 million of general liability and workers compensation claims).  The rates used for the self-insured portion are actuarially determined based on historical experience of paid claims for all of CSC’s operations.  The Company was charged $0.8 million and $0.1 million by CSC and WTC, respectively, for the above insurance costs during the nine months ended September 30, 2008.

Use of Estimates— The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management’s estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities.  Actual results could differ from these estimates.

Recently Issued Accounting Standards— In August 2009, the Financial Accounting Standards Board (“FASB”) issued a standard on measuring the fair value of liabilities. The standard becomes effective for the Company at the beginning of its 2009 fourth quarter. The standard provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: (i) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset; or b) quoted prices for similar liabilities or similar liabilities when traded as assets; and/or (ii) a valuation technique that is consistent with the principles of an income or market approach. The standard also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this standard is not expected to have a significant effect on the Company’s financial statements.

In June 2009, the FASB issued the Codification and the Hierarchy of Generally Accepted Accounting Principles ("GAAP") (“Codification”).   The purpose of the Codification is to provide a single source of authoritative U.S. GAAP.  The Codification was effective for the Company in the third quarter of 2009.  As the Codification was not intended to change or alter existing GAAP, the adoption of the Codification did not have a material effect on the Company’s financial statements.

In May 2009, the FASB issued a new standard related to subsequent events which establishes the accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The new standard was adopted in the second quarter of 2009.  The adoption of the new standard did not have a material effect on the Company’s financial statements.

In April 2009, the FASB issued three standards intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. The Company adopted these standards effective June 30, 2009. The adoption of these standards did not have a material effect on the Company’s financial statements.

In April 2008, the FASB issued a new standard that requires entities to disclose information for recognized intangible assets that enable users of financial statements to understand the extent to which expected future cash flows associated with intangible assets are affected by the entity’s intent or ability to renew or extend the arrangement associated with the intangible asset.  The standard also amends the factors an entity should consider in developing the renewal or extension assumptions used in determining the useful life of recognized intangible assets.  The standard applies prospectively to intangible assets acquired after the standard’s effective date, but the disclosure requirements applies prospectively to all intangible assets recognized as of, and after, the standard’s effective date.  The standard was effective for fiscal years beginning after December 15, 2008, with early adoption prohibited.  The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued a new standard that requires, among other things, enhanced disclosure about the volume and nature of derivative and hedging activities and a tabular summary showing the fair value of derivative instruments included in the balance sheet and statement of operations. The standard also requires expanded disclosure of contingencies included in derivative instruments related to credit-risk. The standard was effective for fiscal years and interim periods beginning after November 15, 2008. The Company adopted the standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In February 2008, the FASB issued a new standard that delayed for one year the fair value measurement requirements for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on January 1, 2009, this standard applies prospectively to fair value measurements of non-financial assets and non-financial liabilities. The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued a new standard that significantly changes the way companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition-date fair value. Legal fees and other transaction-related costs are expensed as incurred and are no longer included as a cost of acquiring the business. Also, acquirers are to estimate the acquisition date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition. The standard applies to the Company prospectively for business combinations occurring on or after January 1, 2009. The Company expects the standard will have an impact on accounting for business combinations, but the effect will be dependent upon any potential future acquisition.

3. Commitments and Contingencies

The Company is subject to various litigation claims and assessments that arise in the ordinary course of its business. Based upon information presently available, management believes that resolution of such matters will not likely have a material adverse effect on the financial position, results of operations or cash flows of the Company.

4. Related Party Transactions

CSC has guaranteed the Company’s performance under surety bonds amounting to $0.3 million at September 30, 2008.

CSC provides various administrative and accounting services to the Company under administrative service agreements.  CSC charged the Company $0.1 million for these services for the nine months ended September 30, 2008.

The Company has various dealings with CSC and its subsidiaries, including shared payroll and benefit services, insurance and payments to common vendors.  The amounts allocated to the Company related to these transactions and services are based on actual amounts attributable to the Company’s operations.

Also, see Note 6 for a further description of related party activity with Tropicana Entertainment, LLC.

5. Casualty Loss – Hurricane

On August 28, 2005, Hurricane Katrina struck the Gulf Coast and damaged the Belle of Orleans casino riverboat.  The riverboat sustained substantial damage and as a result had to be substantially rebuilt.  The riverboat was out of service from August 28, 2005 until May 18, 2007, when it reopened in Amelia, Louisiana as the Amelia Belle Casino.

In addition, the Company leased land and docking facilities for its riverboat casino when it was berthed in New Orleans, Louisiana prior to Hurricane Katrina.  The lease provided for quarterly rent of $0.4 million plus monthly rental of 5% of gross revenue subject to a minimum of $0.1 million.  The lease was to expire in 2013.  The Company, on the advice of counsel, suspended the rent payments due to the impairment of the leased facility damaged by Hurricane Katrina.  The landlord filed suit against the Company for unpaid rent, and future rent and damages caused to the leased facilities by the Company’s riverboat.  The Company filed claims with its insurance carriers for the physical damage to the riverboat and for business interruption coverage.  The claims were settled in 2008.

During the nine months ended September 30, 2008, the Company received insurance proceeds of approximately $9.8 million for physical damage and for rent claims.

6. Related Party Bankruptcy Filing

Tropicana Entertainment, LLC (TE) and its subsidiaries, a significant subsidiary of WTC, the Company’s parent, filed for bankruptcy protection on May 5, 2008 which cases are currently pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the jointly administered cases titled in re Tropicana Entertainment, LLC et all, Case No. 08-10856 (KJC) (the “Tropicana Cases”).  As of September 30, 2008 and as of the date of the bankruptcy filing, TE and its subsidiaries owed the Company $2.7 million, primarily related to slot machines and other gaming equipment that was transferred to these entities following Hurricane Katrina.  The Company fully reserved these related party receivables during the nine months ended September 30, 2008 due to the uncertainty of collection from the entities operating in bankruptcy.  By orders dated March 6, 2009, the Bankruptcy Court in the Tropicana Cases approved the Debtors’ Disclosure Statement for the First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of Its Debtor Affiliates under Chapter 11 of the Bankruptcy Court (the “Proposed Plan”).  The Court set April 17, 2009 as the voting deadline and on May 5, 2009 the Proposed Plan was confirmed by the Bankruptcy Court.  The Proposed Plan indicates that no payments will be made to the Company for these related party receivables.  The Company received certain casino management services from WTC employees who were transferred to TE during 2008.  The Company and WTC have made other arrangements for these services and the Company does not currently rely on TE or any of its subsidiaries for any casino or administrative services.

Prior to bankruptcy of TE, the Company incurred costs of $0.3 million related to the contemplated swap of the Company’s casino riverboat with another casino riverboat held by TE.  Subsequent to the bankruptcy of TE, this project was terminated and the costs were written off and are included in Administrative and General expenses in the accompanying statement of operations for the nine months ended September 30, 2008.

The Proposed Plan contemplates the establishment of a litigation trust (the “Litigation Trust”) to pursue possible causes of action against certain entities including WTC and certain of its affiliates, which may include claims for breach of fiduciary duty, gross negligence and breach of contract.  WTC denies that there has been any breach of fiduciary duty, gross negligence, breach of contract or other grounds on which the Debtors or the Litigation Trust would have a legal claim against it and intends to vigorously defend against any such claims and causes of action.

In addition, WTC remains obligated for substantial amounts owed under a lawsuit settlement with Park Cattle Company reached in April 2008.  This lawsuit related to certain leases between Park Cattle Company as Lessor, and WTC and certain subsidiaries of TE, as Lessees.  Although the Company was not a party to this litigation and is not subject to the settlement agreement, WTC as the Company’s parent, may authorize distributions from the Company to partially fund obligations under the settlement agreement which total $66.3 million as of September 30, 2008.

Other than as described above, the Company is not affected by the bankruptcy of TE and its subsidiaries or by the settlement with Park Cattle Company.

7.  Subsequent Event

On October 22, 2009, AB Casino Acquisition, LLC, a wholly owned subsidiary of Peninsula Gaming, LLC, acquired 100% of the Company from CPNO.